Exhibit 99.1

AxoGen, Inc. Announces Preliminary Fourth Quarter and Full Year Revenue

Nerve repair company expects to report 54% growth over previous year.

ALACHUA, FL — February 4, 2015 — AxoGen, Inc. (NASDAQ: AXGN), a leading medical technology company with a unique and innovative portfolio of products used to repair injured peripheral nerves, today announced preliminary unaudited revenue for the fourth quarter and full year ended December 31, 2014.

The Company expects fourth quarter revenue of $4.79 million, a 61% increase compared to revenue of $2.98 million in the fourth quarter of 2013.  For the full year 2014, revenue is expected to be $16.8 million, representing a 54% increase compared to revenue of $10.9 million for the full year ended December 31, 2013.

These preliminary results are based on currently available financial and operating information and management’s preliminary analysis of the unaudited financial results for the quarter and year ended December 31, 2014 and are subject to finalization in connection with the preparation of the Company’s audited financial statements.  The Company has not completed the preparation of its financial statements for 2014 and additional details with respect to the Company’s 2014 results of operations are not yet available.  The Company currently intends to report its complete financial results for the full year ended December 31, 2014 in early March.

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen’s portfolio of regenerative medicine products is available in the United States, Canada and several European countries and includes Avance® Nerve Graft, which AxoGen believes is the only off-the-shelf commercially available processed nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

Avance® Nerve Graft is processed in the United States by AxoGen. AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, and are distributed exclusively by AxoGen. AxoGen maintains its corporate offices in Alachua, Florida and is the parent of its wholly owned operating subsidiary, AxoGen Corporation.

To learn more about AxoGen, visit our website at www.AxoGenInc.com.

Cautionary Statement Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about our preliminary revenue for the fourth quarter. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “continue”, “may”, “should”,  variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our product development, product potential, the preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2014, or the estimated timing of final reports of financial results for the full year ended December 31, 2014. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

AxoGen, Inc.

Lee Robert “Bob” Johnston, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

Investor Relations:  EVC Group

Bob Jones/Michael Polyviou — Investor Relations

646.201.5447/212.850.6020

bjones@evcgroup.com; mpolyviou@evcgroup.com